EXHIBIT 99.1	EXHIBIT 99.1

EMPLOYMENT AGREEMENT

This Employment Agreement (the "Agreement") is entered into as of the 22nd day of May, 2015 (the "Effective Date"), by and between Chembio Diagnostics, Inc., a Nevada corporation (the "Company"), and Sharon Klugewicz ("Employee"). Employee and the Company are sometimes referred to individually as a "Party" and collectively as the "Parties".

In consideration of the mutual covenants, promises and agreements herein contained, the Company and Employee hereby covenant, promise and agree to and with each other as follows:

1.        Employment. The Company shall employ Employee and Employee shall perform services for and on behalf of the Company upon the terms and conditions set forth in this Agreement.

2.          Positions and Duties of Employment.  Employee shall be required to devote her full energy, skill and best efforts as required to the furtherance of her managerial duties with the Company as the Company's Chief Operating Officer. While serving in such capacities, Employee shall have the responsibilities, duties, obligations, rights, benefits and requisite authority as is customary for her position and as may be determined by the Company's Board of Directors (the "Board").

Employee understands that her employment as Chief Operating Officer of the Company involves a high degree of trust and confidence, that she is employed for the purpose of furthering the Company's reputation and improving the Company's operations and profitability, and that in executing this Agreement she undertakes the obligations set forth herein to accomplish such objectives. Employee agrees that she shall serve the Company fully, diligently, competently and to the best of her ability. Employee certifies that she fully understands her right to discuss this Agreement with her attorney, that she has availed herself of this right to the extent that she desires, that she has carefully read and fully understands this entire Agreement, and that she is voluntarily entering into this Agreement.

3.          Duties. Employee shall perform the following services for the Company:

(a)              Employee shall serve as Chief Operating Officer of the Company, or in such other position as determined by the Board, and in those capacities shall work with the Company to pursue the Company's plans as directed by the Board.

(b)            Employee shall perform duties with the functions of an officer of the Company, subject to the direction of the Board.

(c)            During the Term (as defined in Section 4 below) of this Agreement, Employee shall devote substantially all of Employee's business time to the performance of Employee's duties under this Agreement. Without limiting the foregoing, Employee shall perform services on behalf of the Company for at least forty hours per week, and Employee shall be reasonably available at the request of the Company at other times, including weekends and holidays, to meet the needs and requests of the Company's customers.

(d)            During the Term, Employee will not engage in any other activities or undertake any other commitments that conflict with or take priority over Employee's responsibilities and obligations to the Company and the Company's customers, including without limitation those responsibilities and obligations incurred pursuant to this Agreement.

4.          Term. Unless terminated earlier as provided for in this Agreement, the term of this Agreement shall be for two years, commencing on the Effective Date and ending on the second anniversary of the Effective Date (the "Term"). If the employment relationship is terminated by either Party, Employee agrees to cooperate with the Company and with the Company's new management with respect to the transition of the new management in the operations previously performed by Employee. Upon Employee's termination, Employee agrees to return to the Company all Company documents (and all copies thereof), any other Company property in Employee's possession or control, and any materials of any kind that contain or embody any proprietary or confidential material of the Company.

5.          Compensation.  As compensation for the services to be performed by Employee during the Term, Company shall pay Employee the following a compensation:

(a)        A base salary at an annual rate of $265,000, subject to periodic review by the Board or the Compensation Committee of the Board (the "Committee"), payable in accordance with the Company's customary payroll practices (the "Base Salary").

(b)        A performance-based bonus (the "Performance Bonus") of up to 37.5% of the Base Salary, to be comprised of the same components in the same ratios as for the Company's other executive officers.

6.          Certain Additional Provisions Relating to Compensation and Other Employee Benefits.

(a)        If Employee is eligible, the Company shall include Employee in any profit sharing plan, executive stock option plan, long term incentive program, pension plan, retirement plan, medical and/or hospitalization plan, and/or any and all other benefit plans, except for disability and life insurance, which may be placed in effect by the Company for the benefit of the Company's executive officers during the Term. Except for the fact that the Company at all times shall provide employee with all or at least a portion of Employee's medical and/or hospitalization insurance, which shall not be less than that afforded to the Company's other executive officers, nothing in this Agreement shall limit (i) the Company's ability to exercise the discretion provided to it under any such benefit plan, or (ii) the Company's discretion to adopt, not adopt, amend or terminate any such benefit plan at any time.

(b)        Employee shall be entitled to four (4) weeks vacation leave for each year of the Term, as well as sick leave, medical insurance coverage and any other benefits consistent with the Company's plans and policies in effect for the Company's executives from time to time. The Company may modify in its sole and absolute discretion such benefits from time to time as it considers necessary or appropriate.

(c)        During the Term, Employee shall be reimbursed for reasonable expenses that are authorized by the Company and that are incurred by Employee for the benefit of the Company in accordance with the standard reimbursement practices of the Company. Any direct payment or reimbursement of expenses shall be made only upon presentation of an itemized accounting conforming in form and content to standards prescribed by the Internal Revenue Service relative to the substantiation of the deductibility of business expenses.

(d)        Any payments which the Company shall make to Employee pursuant to this Agreement shall be reduced by standard withholding and other applicable payroll deductions, including, without limitation, federal, state or local income or other taxes, social security and medicare taxes, state unemployment insurance deductions, state disability insurance deductions, and any other applicable tax or deduction (collectively, any withheld taxes and deductions, "Deductions").

7.          Confidentiality.

(a)        Employee hereby warrants, covenants and agrees that, without the prior express written consent of the Company, and unless required by law, court order or similar process, Employee shall hold in the strictest confidence, and shall not disclose to any person, firm, corporation or other entity, any and all of the Company's information, including, for example, and without limitation, any data related to (i) drawings, sketches, plans or other documents concerning the Company's business or development plans, customers or suppliers, and research and development efforts; (ii) the Company's development, design, construction or sales and marketing methods or techniques; or (iii) the Company's trade secrets and other "know-how" or information not of a public nature, regardless of how such information came to the custody of Employee (collectively, subsections (i), (ii) and (iii) of this Section 7(a), "Information"). For purposes of this Agreement, such Information shall include, but not be limited to, any information regarding a formula, pattern, compilation, program, device, method, technique or process that (A) derives independent economic value, present or potential, not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (B) is the subject of Company efforts.

(b)        In the event Employee is required by law, court order or similar process to disclose any Information, Employee shall provide immediate notice of such obligatory disclosure prior to such disclosure, so that the Company, at its sole option, may attempt to seek a protective order or other appropriate remedy to preclude such disclosure.

(c)        The warranties, covenants and agreements set forth in this Section 8 shall not expire, shall survive this Agreement, and shall be binding upon Employee without regard to the passage of time or any other event.

8.          Company's Right To Inventions and Discoveries

(a)        "Inventions" means all improvements, discoveries, inventions, works of authorship, mask works, computer programs, source and object codes, writings, formulas, ideas, processes, techniques, know-how and data, made or conceived or reduced to practice or developed by Employee, either alone or jointly with others as a result of employment at the Company. "Proprietary Rights" means all trade secret, patent, copyright, trademark, trade name, service mark, and other intellectual property rights throughout the world. Inventions and Proprietary Rights do not include inventions that the Employee developed entirely on Employee's own time without using the Company's equipment, supplies, facilities, or Information except for those inventions that either relate to the Company's actual or anticipated business, research or development or that result from work performed by the Employee for the Company.

(b)        Employee hereby assigns and agrees to assign in the future to the Company all of Employee's right, title and interest in and to any and all Inventions and all Proprietary Rights, whether or not subject to protection under the patent, copyright, trademark or industrial design laws, made or conceived or reduced to practice or learned by Employee (solely or jointly with others) during Employee's employment with the Company (including, without limitation such employment prior to the Effective Date) and for a one-year period after Employee's termination of employment with the Company (collectively "Assigned Intellectual Property"). Employee further agrees that all Assigned Intellectual Property is the sole property of the Company.

(c)        Employee agrees to promptly notify and fully disclose to the Company all Assigned Intellectual Property, and will take such steps as are deemed necessary to maintain complete and current records of same. Employee will, at the Company's request and expense, whether during or after employment, take such steps as are reasonably necessary to assist the Company in securing, maintaining, defending or enforcing any title and right to Assigned Intellectual Property.

9.          Non-Compete. Employee acknowledges and recognizes the highly competitive nature of the Company's business and that Employee's duties hereunder justify restricting Employee's further employment following any termination of employment.  Employee further acknowledges and understands that the Company recognizes Employee's importance and value to the Company and thus has provided Employee with the overall compensation package described hereunder in order to induce Employee to enter into this Agreement.  Accordingly, Employee agrees that so long as Employee is employed by the Company, and (i) for a period of two (2) years following the termination of this Agreement, Employee shall not induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any other employee; (ii) for a period of one (1) year following the termination of this Agreement, Employee, except when acting at the request of the Company on behalf of or for the benefit of the Company, shall not induce customers, agents or other sources of distribution of the Company's business under contract or doing business with the Company to terminate, reduce, alter or divert business with or from the Company; and (iii) for a period of one (1) year following the termination of this Agreement, Employee shall not, directly or indirectly, either as a principal, agent, employee, employer, consultant, partner, member or manager of a limited liability company, shareholder of a company that does not have securities registered under the Securities Exchange Act of 1934 (the "1934 Act"), or a shareholder in excess of one (1%) percent of a company that has securities registered under the 1934 Act, corporate officer or director, or in any other individual or representative capacity, engage or otherwise participate in any manner or fashion in any business that directly competes with the business activities of the Company in or about any market in which the Company is, or has publicly announced a plan for doing business.  Employee further covenants and agrees that the restrictive covenants set forth in this paragraph are reasonable as to duration, terms, and geographical area and that the same protects the legitimate interests of the Company, imposes no undue hardship on Employee, and is not injurious to the public.  The covenant set forth under (iii) above shall not apply if Employee's employment is terminated within twelve (12) months of a Change in Control.  Ownership by Employee, for investment purposes only, of less than one (1%) percent of any class of securities of a corporation if said securities are listed on a national securities exchange or registered under the 1934 Act shall not constitute a breach of the covenant set forth under (iii) above.  Employee acknowledges and understands that, by virtue of her position with the Company, she will have exposure to various entities with which the Company does business or is in discussions to do business.  Accordingly, Employee hereby covenants and agrees that, so long as she is employed by the Company, she will not, except with the prior written consent of the Company, solicit or enter into any discussions for a position of employment with any such entities.  It is the desire and intent of the Parties that the provisions of this paragraph be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this paragraph shall be adjudicated to be invalid or enforceable, this paragraph shall be deemed amended to apply in the broadest allowable manner and to delete therefrom the portion adjudicated to be invalid or unenforceable, such amendment and deletion to apply only with respect to the operation of this paragraph in the particular jurisdiction in which that adjudication is made.

10.          Internal Revenue Code Section 409A ("409A") Matters. this Agreement is intended to comply with 409A any ambiguous provisions will be construed in a manner that is compliant with or exempt from the application of 409A. If a provision of the Agreement would result in the imposition of an applicable tax under 409A, the parties agree that such provision shall be reformed to avoid imposition of the applicable tax, with such reformation effected in a manner that has the most favorable result to Employee.

(a)        For purposes of 409A, each payment or amount due under this Agreement shall be considered a separate payment, and Employee's entitlement to a series of payments under this Agreement is to be treated as an entitlement to a series of separate payments.

(b)        If (x) Employee is a "specified employee," as such term is defined in 409A and determined as described below in this Paragraph 10(b), and (y) any payment due under this Agreement is subject to 409A and is required to be delayed under 409A because Employee is a specified employee, that payment shall be payable on the earlier of (A) the first business day that is six months after Employee's separation from service, as such term is defined in 409A, (B) the date of Employee's death, or (C) the date that otherwise complies with the requirements of 409A. this Paragraph 10(b) shall be applied by accumulating all payments that otherwise would have been paid within six months of Employee's separation and paying such accumulated amounts on the earliest business day which complies with the requirements of 409A. For purposes of determining the identity of specified employees, the Board may establish procedures as it deems appropriate in accordance with 409A.

11.          Termination.

(a)        If Employee's employment is terminated by the Company without Cause, or if Employee terminates her employment for Reasonable Basis (as defined below), then the Company shall, in exchange for Employee's execution of a general release and waiver of claims against the Company as of the termination date in a form reasonably acceptable to the Company, continue to pay as severance Employee's Base Salary for a period of six months following the date such general release and waiver of claims is executed. Such payments shall be made in accordance with the Company's customary payroll practices, and shall be subject to all applicable Deductions. In the event of any such termination set forth in this Section 11(a), Employee will not be entitled to any additional cash compensation or benefits beyond what is provided in the first sentence of this Section 12(a).

(i)
For purposes of this Agreement, "Cause" shall mean that the Board, acting in good faith based upon the information then known to the Company, determines that Employee has engaged in or committed any of the following: (A) willful misconduct, gross negligence, theft, fraud, or other illegal conduct; (B) refusal or unwillingness to perform Employee's duties; (C) performance by Employee of Employee's duties determined by the Board to be inadequate in a material respect; (D) breach of any applicable non-competition provision, confidentiality provision or other proprietary information or inventions agreement between Employee and the Company; (E) inappropriate conflict of interest; (F) insubordination; (G) failure to follow the directions of the Board or any committee thereof; (H) any other material breach of this Agreement. In addition, an indictment or conviction of any felony, or any entry of a plea of nolo contendre, under the laws of the United States or any State shall be considered "Cause" hereunder. "Cause" shall be specified in a notice of termination to be delivered by the Company to Employee no later than the date as of which termination is effective.

(ii)
For purposes of this Agreement, "Reasonable Basis" shall mean (A) a material breach of this Agreement by the Company, provided, however, that Employee shall provide written notice to the Company of any alleged material breach, and any alleged material breach will only be considered a material breach if the Company fails to cure such breach within thirty days after receiving notice of such breach; (B) termination of Employee's employment by the Company without Cause during the term hereof; (C) a reduction in Employee's salary, except to the extent that a majority of the other executive officers of the Company incur reductions of salary that average no less than the percentage reduction incurred by Employee; (D) without Employee's consent, a material reduction in Employee's title, duties, or responsibilities; or (E) termination of Employee's employment by Employee within six (6) months after a "Change of Control," which is defined as any of the following:

(1)
any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation, other than a merger of the Company in which the holders of the Company's voting common stock immediately prior to the merger own a majority of the voting common stock of the surviving corporation immediately after the merger;

(2)	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company;

(3)	any approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

(4)	the acquisition by any person or entity, or any group of persons and/or entities of a majority of the stock entitled to elect a majority of the directors of the Company; or

(5)	subject to applicable law, in a Chapter 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under a Chapter 7 bankruptcy proceeding.

(b)        In the event that Employee's employment with the Company is terminated for Cause, by reason of Employee's death or disability, or due to Employee's resignation or voluntary termination (other than for a Reasonable Basis), then all compensation (including, without limitation, any Base Salary, and the right to receive a Performance Bonus, and benefits, and the vesting of any unvested Restricted Options, will cease as of the effective date of such termination, and Employee shall receive no severance benefits, or any other compensation; provided that Employee shall be entitled to receive all compensation earned and all benefits and reimbursements due through the effective date of termination.

(c)        Employee agrees that the payments contemplated by this Agreement shall constitute the exclusive and sole remedy for any termination of employment, and Employee covenants not to assert or pursue any other remedies, at law or in equity, with respect to any termination of employment.

(d)        Any Party terminating this Agreement shall give prompt written notice to the other Party hereto advising such other Party of the termination of this Agreement stating in reasonable detail the basis for such termination (the "Notice of Termination"). The Notice of Termination shall indicate whether termination is being made for Cause (if the Company has terminated the Agreement) or for a Reasonable Basis (if Employee has terminated the Agreement).

12.          Remedies. If there is a breach or threatened breach of any provision of Section 7, 8, 9, or 11 of this Agreement, the Company will suffer irreparable harm and shall be entitled to an injunction restraining Employee from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach.

13.          Severability.  It is the clear intention of the Parties to this Agreement that no term, provision or clause of this Agreement shall be deemed to be invalid, illegal or unenforceable in any respect, unless such term, provision or clause cannot be otherwise construed, interpreted, or modified to give effect to the intent of the Parties and to be valid, legal or enforceable. The Parties specifically charge the trier of fact to give effect to the intent of the Parties, even if in doing so, invalidation of a specific provision of this Agreement is required to make the Agreement consistent with the foregoing stated intent. In the event that a term, provision, or clause cannot be so construed, interpreted or modified, the validity, legality and enforceability of the remaining provisions contained herein and other application(s) thereof shall not in any way be affected or impaired thereby and shall remain in full force and effect.

14.          Waiver of Breach.  The waiver by the Company or Employee of the breach of any provision of this Agreement by the other Party shall not operate or be construed as a waiver of any subsequent breach by that Party.

15.          Entire Agreement.  this document contains the entire agreement between the Parties and supersedes all prior oral or written agreements, if any, concerning the subject matter hereof or otherwise concerning Employee's employment by the Company (except with respect to shares, and options to purchase shares, of the Company's Common Stock previously granted to Employee). this Agreement may not be changed orally, but only by a written agreement signed by both Parties.

16.          Governing Law. this Agreement, its validity, interpretation and enforcement, shall be governed by the laws of the State of New York, excluding conflict of laws principles. Employee hereby expressly consents to personal jurisdiction in the state and federal courts located in Suffolk County, NY for any lawsuit filed there against him by the Company arising from or relating to this Agreement.

17.          Notices. Any notice pursuant to this Agreement shall be validly given or served if that notice is made in writing and delivered personally or sent by certified mail or registered, return receipt requested, postage prepaid, to the following addresses:

If to Company:                                                            Chembio Diagnostics, Inc.
3661 Horseblock Road, Suite A
Medford, NY  11763
Attention: Chief Executive Officer

If to Employee:                                                            To the address for Employee
set forth below her signature.

All notices so given shall be deemed effective upon personal delivery or, if sent by certified or registered mail, five business days after date of mailing or, if sent by overnight courier, one business day after dispatch. Either Party, by notice so given, may change the address to which her or its future notices shall be sent.

18.          Assignment and Binding Effect.  this Agreement shall be binding upon Employee and the Company and shall benefit the Company and its successors and assigns. this Agreement shall not be assignable by Employee.

19.          Headings. The headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

20.          Construction.  Employee represents she has (a) read and completely understands this Agreement and
(b) had an opportunity to consult with such legal and other advisers as she has desired in connection with this Agreement. this Agreement shall not be construed against any one of the Parties.

21.          Directors' and Officers' Insurance.  The Company is to maintain directors' and officers' insurance in an amount reasonably determined by the Board.

22.          Key Man Insurance.  The Company has purchased, or may purchase, one or more "key man" insurance policies on Employee's life, each of which will be payable to and owned by the Company. The Company, in its sole discretion, may select the amount and type of key man life insurance purchased, and Employee will have no interest in any such policies. Employee will cooperate with the Company in securing and maintaining this key man insurance by submitting to all required medical examinations, supplying all information and executing all documents required in order for the Company to secure and maintain the insurance.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the respective dates set forth below to be effective as of May 22, 2015.

Employee: Sharon Klugewicz, Individually 3661 Hoseblock Road Medford, NY 11763 Date: 6/12/15	Company: Chembio Diagnostics, Inc. By: John J. Sperzel III, Chief Exeutive Officer Date: 6/12/15